Exhibit 21.1

SUBSIDIARIES OF
MAGNUM HUNTER RESOURCES CORPORATION

Legal Name	Jurisdiction
54NG, LLC	Kentucky
Alpha Hunter Drilling, LLC	Delaware
Arkoma Gathering, LLC	Delaware
Bakken Hunter, LLC	Delaware
Daugherty Petroleum N. D. Ventures LLC	Kentucky
Energy Hunter Securities, Inc.	Kentucky
Eureka Hunter Holdings, LLC	Delaware
Eureka Hunter Land, LLC	Delaware
Eureka Hunter Pipeline, LLC	Delaware
Hunter Aviation, LLC	Delaware
Hunter Real Estate, LLC	Delaware
Licking River Gathering, LLC	Kentucky
Magnum Hunter Marketing, LLC	Delaware
Magnum Hunter Midstream, LLC	Delaware
Magnum Hunter Production, Inc.	Kentucky
Magnum Hunter Resources GP, LLC	Delaware
Magnum Hunter Resources LP	Delaware
Magnum Hunter Services, LLC	Delaware
MHR Management, LLC	Delaware
NGAS Gathering, LLC	Kentucky
NGAS Hunter, LLC	Delaware
NSE Hunter, LLC	Delaware
PRC Williston LLC	Delaware
Sentra Corporation	Kentucky
Shale Hunter, LLC	Delaware
TransTex Hunter, LLC	Delaware
Triad Hunter Gathering, LLC	Delaware
Triad Hunter, LLC	Delaware
Viking International Resources Co., Inc.	Delaware
VIRCO Pipeline of Ohio, LLC	Delaware
VIRCO Pipeline of West Virginia, LLC	Delaware
Williston Hunter Canada, Inc.	Alberta
Williston Hunter ND, LLC	Delaware